AMENDMENT NO. 3
                                     to the
                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT


      E*TRADE Asset Management, Inc. ("Advisor") and E*TRADE Funds ("Trust") hereby agree to modify and amend the Amended and Restated Investment Advisory Agreement, dated as of August 12, 1999, as amended October 22, 1999, and as further amended from time to time, between the Advisor and the Trust ("Agreement") as follows:

      1. Effective upon the liquidation date for the E*TRADE Extended Market Index Fund ("Extended Market Fund"), the Extended Market Fund is hereby removed from Exhibit A.

      2. The E*TRADE Bond Index Fund ("Bond Fund") is hereby removed from Exhibit A effective upon the earlier of either (a) the conversion of the Bond Fund to an actively managed fund, if such conversion is approved by shareholders of the Bond Fund; or (b) if the conversion of the Bond Fund to an actively managed fund is not approved by shareholders, upon the liquidation of the Bond Fund, which is expected to occur prior to December 31, 2001.

      3. Upon the effective date of the conversion or the liquidation of the Bond Fund, Exhibit A is hereby amended and substituted with the attached Exhibit A.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Agreement to be executed by their respective officers thereunto duly authorized as of ___________________, 2001.


                                  E*TRADE FUNDS



                                          By:_________________________________
                                                Name:
                                                Title:


                                          E*TRADE ASSET MANAGEMENT, INC.



                                          By:_________________________________
                                                Name:
                                                Title:

                                    EXHIBIT A
                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT



Name of Fund                             Advisory Fee

E*TRADE International Index Fund 0.02%, if the Fund invests all of its assets in a master fund and 0.08% on that portion of the Fund's assets not invested in a master fund.

E*TRADE Russell 2000 Index Fund          0.02%,  if the Fund  invests all of its
                                         assets  in a master  fund and  0.10% on
                                         that  portion of the Fund's  assets not
                                         invested in a master fund.

E*TRADE S&P 500 Index Fund               0.02%,  if the Fund  invests all of its
                                         assets  in a master  fund and  0.07% on
                                         that  portion of the Fund's  assets not
                                         invested in a master fund.